Exhibit 99.1

FOR IMMEDIATE RELEASE

Leading Proxy Advisory Firms Recommend Fuel Systems Stockholders Vote “FOR” the Proposed Merger with Westport

ISS and Glass Lewis Recommend Voting “FOR” the Merger with Westport

NEW YORK, May 23, 2016 — Fuel Systems Solutions, Inc. (“Fuel Systems”) (Nasdaq: FSYS) today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy voting advisory firm, has again recommended that Fuel Systems stockholders vote “FOR” the previously announced Amended Agreement and Plan of Merger (the “Amended Agreement”) in relation to the proposed business combination (the “Merger”) between Fuel Systems and Westport Innovations Inc. (“Westport”). ISS’s May 19, 2016 report recommending “FOR” the merger follows two previous reports issued by ISS on March 4 and March 15 also recommending “FOR” the merger.

In addition, Glass Lewis & Co., another leading independent proxy advisory firm, also issued a report on May 18, 2016 recommending “FOR” the Amended Agreement and Plan of Merger, as it had done previously.

Fuel Systems stockholders should be aware that the special meeting of stockholders in connection with the transaction will be held in the next eight days, on May 31, 2016, the day after the Memorial Day holiday in the U.S.

To ensure votes are received, stockholders may vote by mail, online or by telephone by following the instructions on the proxy card.

Stockholders who have questions or need assistance voting their shares can contact Laurel Hill Advisory Group, the firm assisting Fuel Systems in its solicitation of proxies in connection with the Westport transaction, at 516-933-3100 or 888-742-1305 (toll-free).

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq:FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information and Where to Find It

Fuel Systems has filed a revised proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REVISED PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IN THEIR ENTIRETY CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT WESTPORT, FUEL SYSTEMS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders are able to obtain free copies of the revised proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the revised proxy statement/prospectus and other documents filed with the SEC by the parties by contacting Westport Investor Relations at 1-604-718-2046 or invest@westport.com (for documents filed with the SEC by Westport) or Fuel Systems Investor Relations advisors, LHA, at 1-415-433-3777 or fuel@lhai.com (for documents filed with the SEC by Fuel Systems).

Participants in the Solicitation

Westport, Fuel Systems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Fuel Systems in respect of the proposed transactions contemplated by the revised proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Fuel Systems in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the revised proxy statement/prospectus when it is filed with the SEC. Information regarding Westport’s directors and executive officers is contained in Westport’s Annual Report on Form 40-F for the year ended December 31, 2015, and its Management Information Circular, dated March 11, 2015, which is filed with, in the case of the Annual Report on Form 40-F, and furnished to, in the case of the Management Information Circular, the SEC and can be obtained free of charge from the sources indicated above. Information regarding Fuel System’s directors and executive officers is contained in Fuel System’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated April 14, 2015, each of which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the Merger, the timing of the Fuel Systems’ stockholders meeting, the exchange ratio and related matters. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties and are based on both the views of management and assumptions that may cause our actual results, levels of activity, performance or achievements and ability to complete the proposed Merger to be materially different from any future results, levels of activities, performance or achievements expressed in or implied by these forward looking statements. These risks and uncertainties include risks and assumptions related to our revenue growth, operating results, industry and products, the general economy, conditions of and access to the capital and debt markets, governmental policies, regulation and approvals, technology innovations, fluctuations in foreign exchange rates, operating expenses, the availability and price of natural gas, global government stimulus packages, the acceptance of and shift to natural gas vehicles, the relaxation or waiver of fuel emission standards, the inability of fleets to access capital or government funding to purchase natural gas vehicles, the development of competing technologies, our ability to adequately develop and deploy our technology, the actions and determinations of our joint venture and development partners, as well as other risk factors and assumptions that may affect our actual results, performance or achievements or financial position discussed in Westport’s

Annual Report on Form 40-F for the year ended December 31, 2015 and Fuel System’s Annual Report on Form 10-K for the year ended December 31, 2015, and other filings made by the companies with securities regulators. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation to publicly update or revise such statements to reflect any change in their expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in these forward looking statements except as required by National Instrument 51-102. The contents of any website, RSS feed or twitter account referenced in this press release are not incorporated by reference herein.

For more information, please contact:

Inquiries:

Fuel Systems Solutions

Pietro Bersani, Chief Financial Officer

(646) 502-7170

Investors:

Laurel Hill Advisory Group

516-933-3100 or 888-742-1305 (toll-free)

Media:

Tim Lynch / Nick Leasure

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449